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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated July 8, 1997, accompanying the consolidated financial statements of ICARUS International, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Selected Consolidated Financial Data" and "Experts."

                                             /s/ GRANT THORNTON LLP
                                             -----------------------
                                             Grant Thornton LLP

Vienna, Virginia
February 10, 1998